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
                                                                                                  Exhibit 20

                               Volkswagen Credit Auto Master Trust 1996-1
------------------------------------------------------------------------------------------------------------

                                Distribution Date Statement: January 18, 2000



a.  Aggregate Amount of Collections                                                     $390,807,204.76
    Aggregate Amount of Interest Collections                                              $4,313,174.97
    Aggregate Amount of Principal Collections                                           $386,494,029.79
    Investment Proceeds                                                                           $0.00

b.  Series Allocation Percentage                                                                 100.00%
    Floating Allocation Percentage                                                                58.86%
    Fixed Allocation Percentage                                                                     N/A

c.  Total Amount Distributed on Series 1996-1                                             $2,345,468.75

d.  Amount of Such Distribution Allocable to Principal on 1996-1                                  $0.00

e.  Amount of Such Distribution Allocable to Interest on 1996-1                           $2,345,468.75

f.  Investor Default Amount                                                                       $0.00

g.  Draw Amount                                                                                   $0.00

h.  Investor Charge Offs                                                                          $0.00
    Amounts of Reimbursements                                                                     $0.00

i.  Monthly Servicing Fee                                                                          1.00%

j.  Expected Controlled Distribution Amount                                                       $0.00

k.  Invested Amount                                                                     $375,000,000.00

l.  Pool Factor                                                                                  100.00%

m.  Available Subordinated Amount                                                        $68,192,859.08

n.  Reserve Fund Balance                                                                  $1,875,000.00

o.  Principal Funding Account Balance                                                             $0.00
    Yield Supplement Account Balance                                                      $1,875,000.00

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
VW CREDIT, INC. - SERVICER                                                           Page 1
17-Jan-00
VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

Monthly Servicer Report Input and Summary Page
----------------------------------------------


TRANSACTION SUMMARY
-------------------
                                                                 From           To      Days
                                                                 ----           --      ----
Current Interest Period                                           12/15/99   1/17/2000    34

Series Allocation Percentage                                        100.00%


Initial Principal Balance                                  $375,000,000.00
Outstanding Principal Balance                              $375,000,000.00
Principal Balance of Receivables for Determination Date    $704,284,555.16
Amount Invested in Receivables on Series Issuance Date     $375,000,000.00
Initial Invested Amount                                    $375,000,000.00
Invested Amount at the Beginning of Period                 $375,000,000.00
Invested Amount                                            $375,000,000.00
Required Subordinated Amount                                $68,192,859.08
Excess Funded Amount                                                 $0.00

Available Subordinated Amount (previous period)            $106,538,545.52

Incremental Subordinated Amount (previous period)           $14,253,070.91

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit                     $1,875,000.00
Yield Supplement Account Beginning Balance                   $1,875,000.00
Yield Supplement Account Required Amount                     $1,875,000.00

Reserve Fund Initial Deposit                                 $1,875,000.00
Reserve Fund Required Amount                                 $1,875,000.00
Reserve Fund Beginning Balance                               $1,875,000.00


Outstanding Carryover Amount - Beginning Balance                     $0.00
Yield Supplement Account Draw Amount                                 $0.00
Outstanding Carryover Amount - Ending Balance                        $0.00
Yield Supplement Account Balance - Ending Balance            $1,875,000.00
Yield Supplement Account Required Deposit Amount                     $0.00

Reserve Fund Draw Amount                                             $0.00
Reserve Fund Ending Balance                                  $1,875,000.00

Reserve Fund Required Deposit Amount                                 $0.00

1-month LIBOR Rate (annualized)                                 6.4625000%
Certificate Coupon (annualized)                                 6.6225000%
Prime Rate (annualized)                                         8.5000000%
Servicing Fee Rate (annualized)                                     1.000%
Excess Spread                                                   1.0375000%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                    $637,128,674.86
Pool Balance at the Ending of Period                       $706,756,855.75
Average Aggregate Principal Balance                        $671,942,765.31


Aggregate Principal Collections                            $338,923,031.38

New Principal Receivables                                  $408,551,212.27
Receivables Added for Additional Accounts                            $0.00
Investor Default Amount                                              $0.00
Net Losses                                                           $0.00
Monthly Interest Accrued, but not Paid                               $0.00
Ineligible Receivables                                       $9,601,917.17

Ineligible Receivables in Prior Collection Period                    $0.00
Defaulted Receivables in Ineligible and Overconc.                    $0.00
 Accounts

MISCELLANEOUS DATA
------------------


Recoveries on Receivables Written Off                                $0.00
Spread Over Prime for Portfolio                                      0.16%
Weighted Average Interest Rate                                       8.66%

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)       0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                                $ 43,314,616.92
Used Vehicle Percentage                                          6.129%
Used Vehicle Percentage During Last Collection Period            6.444%
Early Amortization Event?                                        NO
Largest Dealer or Dealer Affiliation Balance                     $ 26,335,261.11
Largest Dealer Percentage                                        4.133%

Aggregate Principal Amount of Receivables of Dealers over 2%     $ 14,510,274.09
Aggregate % Principal Amount of Receivables of Dealers over 2%   2.053%

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                  $390,807,204.76
Aggregate Amount of Interest Collections                         $4,313,174.97

Investment Proceeds                                              $0.00
Aggregate Amount of Principal Collections                        $386,494,029.79
Asset Receivables Rate                                           6.797%
Use Asset Receivables Rate?                                      NO
Carryover Amount (this Distribution Date)                        N/A
Total Carryover Amount                                           N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                             50.44%
Previous Collection Period Monthly Payment Rate                  63.41%
Monthly Payment Rate 3 months ago                                67.95%
3-month Average Payment Rate                                     60.60%
12-month Minimum Payment Rate                                    50.44%
Early Amortization Event?                                        NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                         YES
Last Day of Revolving Period                                     N/A
Invested Amount as of Last Day of Revolving Period               N/A
Accumulation Period Length (months)                              N/A
First Accumulation Date                                          TO BE DETERMINED
Expected Final Payment Date                                      N/A
Required Participation Percentage                                4.00%
Principal Funding Account Balance                                $0.00

Principal Payment Amount                                         $0.00
Controlled Deposit Amount                                        $0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

Certificateholders
------------------
i.   Monthly Interest Distribution                               $2,345,468.75
ii.  Monthly Servicing Fee Distribution                          $0.00
iii. Reserve Fund Deposit Amount Distribution                    $0.00
iv.  Investor Default Amount Distribution                        $0.00
v.   Outstanding Carryover Amount Distribution                   $0.00
vi.  Yield Supplement Account Deposit Amount Distribution        $0.00
                                                                 -----
Excess Servicing                                                 $193,171.68


Excess Servicing (Previous Period)                               $869,841.76


DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                                $0.0
Draw Amount                                                      $0.0
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
VW CREDIT, INC. -- SERVICER                                                                                  Page 2
17-Dec-00
                          VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                                Summary
                                                -------




                   Collections                           Accrual          Distribution
                ------------------                  ----------------  --------------------
From:                15-Dec-99
To:                  17-Jan-00
Days:                       34

LIBOR Rate          6.4625000%
(1 month)

Series #                 1     Active
VCI Rating:             N/A


                                        TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
                                        --------------------------------------------------

                                         Series                                             Excess      Required
     Series            Series          Allocation         Invested         Subordinated     Funded    Participation
     Number             Name           Percentage          Amount             Amount        Amount     Percentage
     ------             ----           ----------          ------             ------        ------     ----------
                  Trust                                $375,000,000.00    $68,192,859.08     $0.00         N/A
1                 Series 1996-1          100.00%       $375,000,000.00    $68,192,859.08     $0.00        4.00%


                         Required         Outstanding
     Series           Participation       Certificate
     Number               Amount            Balance
     ------               ------            -------
                      $15,000,000.00
1                     $15,000,000.00    $375,000,000.00
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
VW CREDIT, CREDIT, INC. -- SERVICER                                                                                          Page 3
17-Jan-00

                                               VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                                             SERVICING CERTIFICATE
                                                             ---------------------



INITIAL AMOUNTS                                                                            EXCESS SPREAD CALCULATION
---------------                                                                            -------------------------

Initial Invested Amount                            $375,000,000.00                         Weighted Average Rate Charged to
                                                                                           Dealers                             8.66%
Invested Amount                                    $375,000,000.00                         LIBOR                               6.46%
Controlled Accumulation Amount                               $0.00                         Certificate Rate (LIBOR+16 b.p.)    6.62%
Required Subordinated Amount                        $68,192,859.08                         Servicing Fee Rate                  1.00%
Annualized Servicing Fee Rate                                1.00%                         Investor Net Losses                 0.00%
                                                                                                                               ----
First Controlled Accumulation Date                  TO BE DETERMINED                       Excess Spread                       1.04%
Accumulation Period Length (months)                      N/A
Expected Final Payment Date                              N/A
Initial Settlement Date                                  28-Mar-96
Required Participation Percentage                            4.00%
Subordinated Percentage                                     14.29%


SERIES 1996-1 MONTHLY REPORTING
-------------------------------
                                                                                                 Required           Excess
                                                    Series 1996-1         Invested             Subordinated        Funding
Principal Receivables                                   Total              Amount                 Amount            Amount
---------------------                                   -----              ------                 ------            ------

Series Allocation Percentage                         100.00%
Beginning Balance                                  $375,000,000.00     $375,000,000.00           $68,192,859.08       $0.00
  Floating Allocation Percentage                      58.86%              58.86%
  Fixed Allocation Percentage                          N/A

Principal Collections                              $386,494,029.79     $386,494,029.79             N.A.              N.A.
New Principal Receivables                          $408,551,212.27     $408,551,212.27             N.A.              N.A.
Principal Default Amounts                                    $0.00               $0.00             N.A.              N.A.
Receivables Added for Additional Accounts                    $0.00               $0.00             N.A.              N.A.
Controlled Deposit Amount                                    $0.00                 N/A             N.A.              N.A.
Principal Allocation Percentage
"Pool Factor"                                        100.00000000%

Ending Balance                                     $375,000,000.00     $375,000,000.00           $62,370,337.05       $0.00
  Floating Allocation Percentage                      53.06%              53.06%


Non-Principal Receivables
-------------------------

Interest Collections                                 $2,538,640.43
Recoveries on Receivables Written Off                        $0.00
Investment Income                                            $0.00
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VW CREDIT, INC. -- SERVICER                                                                       Page 4
17-Jan-00

                            VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                           SERVICING CERTIFICATE
                                           ---------------------




Subordinated Amount & Reserve Fund                      Current                Previous
----------------------------------                      -------                --------
Available Subordination Amount (Previous)             $106,538,545.52        $106,295,567.42
  Required Subordination Draw Amount                            $0.00                  $0.00
  Reserve Fund Funds to Inv. Default Amount                     $0.00                  $0.00
  Excess Servicing (Previous Period)                      $869,841.76            $242,978.10
                                                      ---------------        ---------------
(a) Available Subordinated Amount?                    $107,408,387.28        $106,538,545.52

(b) Available Subordinated Amount?                     $53,571,428.57         $53,571,428.57

Available Subordinated Amount                          $68,192,859.08         $67,824,499.48

Incremental Subordinated Amount                        $14,621,430.51         $14,253,070.91
  Overconcentration Amount                             $14,510,274.09         $21,189,093.75

Beginning Reserve Fund Balance                          $1,875,000.00          $1,875,000.00
Reserve Fund Required Balance                           $1,875,000.00          $1,875,000.00
Reserve Fund Draw                                               $0.00                  $0.00
Reserve Fund Required Deposit                                   $0.00                  $0.00
Reserve Fund Deposit Amount                                     $0.00                  $0.00
Reserve Fund Release                                            $0.00                  $0.00
Ending Reserve Fund Balance                             $1,875,000.00          $1,875,000.00

Required Interest Distributions
-------------------------------

Available Interest Collections                          $4,313,174.97          $3,970,589.72
  Certificateholder Interest Collections                $2,538,640.43          $2,563,749.81
  Subordinate Interest Collections                        $461,645.73            $463,693.46
Investment Income                                               $0.00                  $0.00
Reserve Fund Balance                                    $1,875,000.00          $1,875,000.00
                                                      ---------------        ---------------
Total Interest Available                                $4,875,286.16          $4,902,443.28

Interest Shortfall                                              $0.00                  $0.00
Additional Interest                                             $0.00                  $0.00
Carry-over Amount                                               $0.00                  $0.00
Carry-over Shortfall                                            $0.00                  $0.00
Additional Carry-over Shortfall                                 $0.00                  $0.00

Monthly Servicing Fee                                     $559,952.30            $507,461.38
Investor Monthly Servicing Fee                                     $0            $312,500.00